Exhibit 10.4
Execution Version

AMENDED AND RESTATED
PLEDGE AND SECURITY AGREEMENT
among
CONTURA ENERGY, INC.,
each Subsidiary of Contura Energy, Inc. identified herein,
and
CITIBANK, N.A.,
as Collateral Agent
Dated as of November 9, 2018

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i
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6.2	Authorization of Financing Statements	17

SECTION 7	LIEN ABSOLUTE	17

7.1	Security Interest Absolute	17
7.2	Continuing Rights	18

SECTION 8	THE COLLATERAL AGENT	18

8.1	Authority of	18
8.2	No Duty on the Part of Collateral Agent or Secured Parties	18
8.3	Appointment Pursuant to Credit Agreement	18
8.4	Hedge Bank	19

SECTION 9	MISCELLANEOUS	19

9.1	Amendments in Writing	19
9.2	Notices	19
9.3	No Waiver by Course of Conduct; Cumulative Remedies	19
9.4	[Reserved]	20
9.5	Successors and Assigns	20
9.6	Set-Off	20
9.7	Counterparts	20
9.8	Severability	20
9.9	Section Headings	21
9.10	Integration	21
9.11	GOVERNING LAW	21
9.12	Submission to Jurisdiction; Waivers	21
9.13	Acknowledgments	22
9.14	WAIVER OF JURY TRIAL	22
9.15	Release.	22
9.16	Additional Grantors	23

SCHEDULE 1	Subsidiary Parties
SCHEDULE 2	Description of Pledged Investment Property
SCHEDULE 3	Filings and Other Actions Required to Perfect Security Interests
SCHEDULE 4	Exact Legal Name, Location of Jurisdiction of Organization and
Chief Executive Office
SCHEDULE 5	Commercial Tort Claims
SCHEDULE 6	United States Copyrights; Patents; Trademarks; Copyright Licenses
SCHEDULE 7	Notices

ANNEX 1	Assumption Agreement
ANNEX 2	Form of Uncertificated Securities Control Agreement

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EXHIBIT A-1	Form of Copyright Security Agreement
EXHIBIT A-2	Form of Patent Security Agreement

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EXHIBIT A-3	Form of Trademark Security Agreement

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AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT, dated as of November 9, 2018 (the “Execution Date”), amending and restating that certain Pledge and Security Agreement, dated as of April 3, 2017 (the “Existing Security Agreement”), among Contura Energy, Inc., a Delaware corporation (the “Company”), each Subsidiary of the Borrower signatory hereto (together with any other Subsidiary of the Company that may become a party hereto as provided herein, each a “Subsidiary Party” and, together with the Company, the “Grantors”), and Citibank, N.A., as collateral agent for the Secured Parties (as herein defined) (in such capacity, the “Collateral Agent”).
W I T N E S S E T H:
WHEREAS, the Grantors have entered into that certain Amended and Restated Asset-Based Revolving Credit Agreement dated as of the date hereof, among the Grantors, as Borrowers, the lenders from time to time party thereto and Citibank, N.A., as administrative agent (the “Administrative Agent”) (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, in order to induce the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuers to enter into the Credit Agreement and to extend credit to the Borrowers, the Grantors have agreed to grant, pursuant to the terms of this Agreement, a continuing security interest in and to the Collateral to the Collateral Agent for the ratable benefit of the Secured Parties to secure the Obligations.
WHEREAS, the Company and each other Grantor are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement; and
NOW, THEREFORE, in consideration of the premises and the agreements herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:
SECTION 1. DEFINED TERMS
1.1.    Definitions.  (a)  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the UCC are used herein as so defined (and if defined in more than one article of the UCC shall have the meaning specified in Article 9 thereof): Accounts, As-Extracted Collateral, Commercial Tort Claims, Certificated Security, Chattel Paper, Commodity Contract, Commodity Account, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Health Care Insurance Receivable, Instruments, Inventory, Letter of Credit Rights, Manufactured Homes, Money, Payment Intangibles, Securities Account, Security, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.
(b)The following terms shall have the following meanings:
“Administrative Agent”: as set forth in the recitals hereto.

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“Agreement”: this Amended and Restated Pledge and Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“After-Acquired Intellectual Property”: as set forth in Section 4.7(c).
“Collateral”: as set forth in Section 2.
“Collateral Account”: any collateral account established by the Collateral Agent as provided in Section 5.1 or Section 5.4.
“Collateral Agent”: as set forth in the preamble hereto.
“Company”: as set forth in the preamble hereto.
“Copyrights”: (a) all copyrights, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications therefor, and (b) all extensions, renewals and restorations thereof and the right to obtain the same.
“Copyright Licenses”: any written agreement to which any Grantor is a party (whether as licensor or licensee), granting any right to or under any Copyright, including providing any covenant not to sue for infringement or violation of a Copyright.
“Credit Agreement”: as set forth in the recitals hereto.
“Deposit Account” shall mean all “deposit accounts” as defined in Article 9 of the UCC and all other accounts maintained with any financial institution (other than Securities Accounts or Commodity Accounts), and shall include, without limitation, all of the accounts listed on Schedule 2 hereto under the heading “Deposit Accounts” together, in each case, with all funds held therein and all certificates or instruments representing any of the foregoing.
“Execution Date”: as set forth in the preamble hereto.
“Insurance”: all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the a loss payee thereof).
“Intellectual Property”: in all jurisdictions worldwide, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses, and Trade Secrets, and all rights to sue at law or in equity for any infringement, dilution, misappropriation, violation or other impairment thereof, including the right to receive all past, present and future damages therefrom and all license fees, royalties, income payments and other proceeds therefrom now or hereafter due or payable with respect thereto.
“Investment Property”: the collective reference to (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC (including, without limitation, all Certificated Securities and Uncertificated Securities, all Security Entitlements, all

Securities Accounts, all Commodity Contracts and all Commodity Accounts), (b) all security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities, and (c) whether or not constituting “investment property” as so defined, all Pledged Notes, all Pledged Equity Interests, all Pledged Security Entitlements and all Pledged Commodity Contracts.
“Issuer”: each issuer of any Investment Property.
“Patents”: (a) all patentable inventions and designs, letters patent, certificates of invention and similar industrial property rights and all reissues and extensions thereof, (b) all related applications and all divisions, continuations and continuations-in-part thereof and reexaminations thereof and (c) all rights to obtain any reissues or extensions of the foregoing.
“Patent License”: all written agreements providing for the grant by or to any Grantor of any right to or under a Patent or otherwise providing for a covenant not to sue for infringement or other violation of a Patent.
“Pledged Commodity Contracts”: all Commodity Contracts, to which any Grantor is party from time to time.
“Pledged Debt Securities”: all debt securities now owned or hereafter acquired by any Grantor together with any other certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.
“Pledged Equity Interests”: all Equity Interests, and shall include Pledged LLC Interests, Pledged Partnership Interests and Pledged Stock, now owned or hereafter acquired by any Grantor.
“Pledged LLC Interests”: all membership interests and other interests now owned or hereafter acquired by any Grantor in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 2 hereto under the heading “Pledged LLC Interests” and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company and any securities entitlements relating thereto and all dividends, distributions, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests, in each case, constituting membership or other interests in any limited liability company and any other warrant, right or option or other agreement to acquire any of the foregoing and all related management rights, all voting rights, any interest in any capital account of a member in such limited liability company, and all rights as and to become a member of the limited liability company.

“Pledged Notes”: all promissory notes now owned or hereafter acquired by any Grantor including, those listed on Schedule 2 and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).
“Pledged Partnership Interests”: all partnership interests and other interests now owned or hereafter acquired by any Grantor in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 2 hereto under the heading “Pledged Partnership Interests” and the certificates, if any, representing such partnership interests, and any interest of such Grantor on the books and records of such partnership and all dividends, distributions, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests, in each case, constituting membership or other interests in any general partnership, limited partnership, limited liability partnership or other partnership and any other warrant, right or option to acquire any of the foregoing and all management rights, all voting rights, any interest in any capital account of a partner in such partnership, and all rights as and to become a partner of such partnership.
“Pledged Securities”: the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Equity Interests regardless of whether constituting Securities under the UCC.
“Pledged Security Entitlements”: all security entitlements of any Grantor.
“Pledged Stock”: all shares of capital stock now owned or hereafter acquired by such Grantor, including, without limitation, all shares of capital stock described on Schedule 2 hereto under the heading “Pledged Stock”, and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares and all dividends, distributions, warrants, rights, options, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, constituting capital stock and any other warrant, right or option to acquire any of the foregoing.
“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon and distributions or payments with respect thereto.
“Receivable”: all Accounts and any other any right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance. References herein to Receivables shall include any Supporting Obligation or collateral securing such Receivable.

“Securities Act”: the Securities Act of 1933, as amended.
“Trademarks”: (a) all trademarks, trade names, service marks, corporate names, business names, Internet domain names and URLs and other indicia of source or business identifiers, whether registered or unregistered and all goodwill symbolized by or associated with any of the foregoing, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications for registration thereof, and (b) all renewals and extensions thereof and the right to obtain all renewals and extensions thereof.
“Trademark License”: any written agreement providing for the grant by or to any Grantor of any right in or to any Trademark or otherwise providing for a covenant not to sue for infringement, dilution, or other violation of any Trademark or permitting co-existence with respect to a Trademark.
“Trade Secrets”: all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and confidential information.
“UCC”: the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.
“Vehicles”: all cars, trucks, trailers, construction and earth moving equipment and other Equipment of any nature, in each case covered by a certificate of title law of any US jurisdiction and all tires and other appurtenances to any of the foregoing.
1.2.    Other Definitional Provisions.  (a)  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
(b)The interpretative provisions of Section 1.02 of the Credit Agreement shall be incorporated herein mutatis mutandis.
(c)All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.
SECTION 2. GRANT OF SECURITY INTEREST
(a)Each Grantor hereby grants to the Collateral Agent and its successors and permitted assigns, for the benefit of the Secured Parties, a continuing security interest in all of the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:
(i)all Accounts, including Receivables;
(ii)all As-Extracted Collateral;
(iii)all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);
(iv)all Deposit Accounts;
(v)all Documents;
(vi)all Equipment;
(vii)all Fixtures;
(viii)all General Intangibles;
(ix)all Instruments;
(x)all Insurance;
(xi)all Intellectual Property;
(xii)all Inventory (including, without limitation, Coal Inventory);
(xiii)all Investment Property;
(xiv)all Letter of Credit Rights;
(xv)all Money, cash and cash equivalents;
(xvi)all Pledged Equity Interests;
(xvii)all Vehicles;
(xviii)all Collateral Accounts;
(xix)all Goods not otherwise described above;
(xx)all Commercial Tort Claims now or hereinafter described, including as set forth on Schedule 5 or for which documentation is provided in accordance with Section 4.6;
(xxi)all books and records pertaining to the Collateral; and

(xxii)to the extent not otherwise included, all other property of such Grantor and all Proceeds, products, accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations and guarantees given by any Person with respect to any of the foregoing.
(b)Notwithstanding any of the other provisions set forth in this Agreement or in any other Loan Document, this Agreement shall not constitute a grant of a security interest in any Excluded Assets and none of the Excluded Assets shall constitute Collateral.
SECTION 3. REPRESENTATIONS AND WARRANTIES
To induce the Collateral Agent to enter into this Agreement and to induce each other Secured Party to make their respective extensions of credit to the Borrower under the Credit Agreement, each Grantor hereby represents and warrants to each of the Secured Parties that:
3.1.    [Reserved].
3.2.    Title; No Other Liens. Each Grantor owns each item of the Collateral free and clear of any and all Liens or claims, including, without limitation, Liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as grantor under a security agreement or pledge agreement entered into by another Person, except, in each case, for Permitted Liens.
3.3.    Valid, Perfected First Priority Liens. The security interests granted pursuant to this Agreement constitute a legal and valid security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, securing the payment and performance of each Grantor’s Obligations and upon completion of the filings and other actions specified on Schedule 3 (all of which, in the case of all filings and other documents referred to on such Schedule, may be filed by the Collateral Agent at any time), will constitute fully perfected security interests in all of the Collateral prior to all other Liens on the Collateral except Permitted Liens. To the extent requested by the Collateral Agent, each Grantor has taken all actions necessary, including without limitation those specified in Section 4.2 to (i) establish the Collateral Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Collateral constituting Certificated Securities or Uncertificated Securities or (ii) establish the Collateral Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts (other than Excluded Accounts).
3.4.    Name; Jurisdiction of Organization, Etc. As of the Execution Date, (a) each Grantor’s exact legal name (as indicated on the public record of such Grantor’s jurisdiction of formation or organization), jurisdiction of organization and the location of each Grantor’s chief executive office or sole place of business are specified on Schedule 4; (b) each Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction; (c) except as specified on Schedule 4, it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (if applicable) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past four months; and (d) unless otherwise stated on Schedule 4, no Grantor is a transmitting utility as defined in UCC § 9-102(a)(80).
3.5.    Investment Property. As of the Execution Date:
(a)Schedule 2 hereto sets forth under the headings “Pledged Stock”, “Pledged LLC Interests” and “Pledged Partnership Interests”, respectively, all of the Pledged Equity Interests owned by any Grantor and required to be pledged hereunder and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests or percentage of partnership interests of the respective issuers thereof indicated on such Schedule. Schedule 2 hereto sets forth under the headings “Pledged Debt Securities” or “Pledged Notes” all of the Pledged Debt Securities and Pledged Notes (in each case with a value in excess of $3,000,000, individually) owned by any Grantor and required to be pledged hereunder, and all of such Pledged Debt Securities and Pledged Notes, to the knowledge of such Grantor, are the legal, valid and binding obligation of the issuers thereof enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws relating to or affecting creditors' rights generally, general principles of equity, regardless of whether considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing;
(b)Schedule 2 hereto sets forth under the headings “Securities Accounts,” “Commodities Accounts,” and “Deposit Accounts,” respectively, all of the Securities Accounts, Commodities Accounts and Deposit Accounts in which each Grantor has an interest (other than, in each case, Excluded Accounts). Each Grantor is the sole entitlement holder or customer of each such account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having “control” (within the meanings of Sections 8-106, 9-106 and 9-104 of the UCC) over, or any other interest in, any such Securities Account, Commodity Account or Deposit Account or any securities, commodities or other property credited thereto;
(c)All of the shares of Pledged Equity Interests required to be pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of the Equity Interests of each Issuer owned by such Grantor (other than any Excluded Assets);
(d)All of the shares of Pledged Equity Interests required to be pledged hereunder have been duly and validly issued and (other than such Pledged Equity Interests consisting of limited liability or partnership interests which cannot be fully paid or which cannot be nonassessable) are fully paid and nonassessable;
(e)Except as set forth on Schedule 2, there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interest required to be pledged hereunder;
(f)Except as set forth on Schedule 2, there are no limited liability company or limited partnership interests issued by an Issuer (other than any Immaterial Restricted

Subsidiary) required to be pledged hereunder that constitute a “security” within the meaning of Article 8 of the UCC.
3.6.    Commercial Tort Claims As of the Execution Date, all Commercial Tort Claims in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $3,000,000 or more of each Grantor in existence on the Execution Date are described on Schedule 5 hereto.
3.7.    Intellectual Property As of the Execution Date, (a) Schedule 6 sets forth, for each Grantor, a true and accurate list of: (i) all registrations and applications for registration of any United States Copyright owned by such Grantor; (ii) all United States Patents and applications for Patents owned by such Grantor; and (iii) all registrations and applications in connection with United States Trademarks owned by such Grantor, each of which is required to be pledged hereunder; (b) except as set forth on Schedule 6, such Grantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to such listed Intellectual Property, as well as any other material Intellectual Property owned by such Grantor, in each case free and clear of all Liens, claims and exclusive licenses, except for Permitted Liens; (c) except as set forth on Schedule 6, such Grantor has not made a previous assignment, sale, transfer, exclusive license, or similar arrangement constituting a present or future assignment, sale, transfer, exclusive license or similar arrangement of any material Intellectual Property that has not been terminated or released; and (d) Schedule 6 lists all exclusive, inbound Copyright Licenses held by such Grantor pursuant to which such Grantor has been granted rights in or to any registered United States Copyrights.
3.8.    Special Collateral. As of the Execution Date, none of the Collateral constitutes, or is the Proceeds of, (a) Farm Products, (b) Manufactured Homes, (c) Health-Care Insurance Receivables, (d) timber to be cut, or (e) aircraft, engines, satellites, ships or railroad rolling stock, in each case with a value of individually greater than $3,000,000.
SECTION 4. COVENANTS
Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Payment in Full of the Obligations shall have occurred:
4.1.    [Reserved].
4.2.    Delivery of and Control of Instruments, Chattel Paper, Negotiable Documents, Investment Property.  (a)  If any of the Collateral (with a value in excess of $3,000,000, individually, for Collateral other than Pledged Equity Interests) becomes evidenced or represented by any Instrument, Certificated Security, Negotiable Document or Tangible Chattel Paper, such Instrument, Certificated Security, Negotiable Document or Tangible Chattel Paper shall be delivered to the Collateral Agent (or its bailee pursuant to the terms of the Term Loan Intercreditor Agreement) within 30 days of the date that the financial statements referred to in Section 6.01(a) and Section 6.01(b) of the Credit Agreement are required to be delivered (or a later date to which the Administrative Agent agrees), duly endorsed in a manner reasonably satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

(b)If any of the Pledged Equity Interests owned by a Grantor (other than any Immaterial Restricted Subsidiary) required to be pledged hereunder becomes evidenced or represented by an Uncertificated Security, the Grantors shall within 30 days of the date that the financial statements referred to in Section 6.01(a) and Section 6.01(b) of the Credit Agreement are required to be delivered (or a later date to which the Administrative Agent agrees), cause the relevant Issuer either (i) to register the Collateral Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer, or (ii) to agree in writing with the relevant Grantor and the Collateral Agent that the relevant Issuer will, upon an Event of Default, comply with instructions with respect to such Uncertificated Security originated by the Collateral Agent without further consent of the relevant Grantor, such agreement to be in substantially the form of Annex 2 or in form and substance reasonably satisfactory to the Collateral Agent.
4.3.    Maintenance of Perfected Security Interest; Further Assurances. (a). Each Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.3 and shall take all reasonable actions to defend such security interest against the claims and demands of all Persons whomsoever (subject to Permitted Liens permitted to exist on the Collateral under Section 3.3).
(b)    At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor shall promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts (other than any Excluded Account) and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto to the extent required hereunder, including without limitation, executing and delivering and causing the relevant depositary bank or securities intermediary to execute and deliver a control agreement in form and substance reasonably satisfactory to the Collateral Agent.
4.4.    Investment Property. If a Grantor shall become entitled to receive or shall receive any stock or other ownership certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), or option or rights in respect of the Pledged Equity Interest of any Issuer required to be pledged hereunder, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in such Pledged Equity Interests, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Collateral Agent (or its bailee pursuant to the terms of the Term Loan Intercreditor Agreement) within 30 days of the date that the financial statements referred to in Section 6.01(a) and Section 6.01(b) of the Credit Agreement are required to be delivered (or a later date to which the Administrative Agent agrees), in the exact form received, duly endorsed by such Grantor to the Collateral Agent, if required, and if requested by the Collateral Agent, an undated stock power covering such certificate duly executed in blank by such Grantor to be held by the Collateral Agent (or its bailee pursuant to the terms of the Term Loan Intercreditor Agreement), subject to the terms hereof, as additional collateral security for the Obligations. If an Event of Default shall have occurred and be continuing and any sums of money or property so paid or distributed in respect of the Pledged Equity Interests required to be pledged hereunder shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.
4.5.    Voting and Other Rights with Respect to Pledged Securities. Unless an Event of Default shall have occurred and be continuing and the relevant Grantor shall have received written notice from the Collateral Agent, such Grantor shall be permitted to receive all dividends and distributions paid in respect of the Pledged Equity Interests required to be pledged hereunder and all payments made in respect of the Pledged Notes or Pledged Debt Securities required to be pledged hereunder, to the extent permitted by the Credit Agreement and to exercise all voting and corporate rights with respect to such Pledged Equity Interests. If an Event of Default shall occur and be continuing and the relevant Grantor shall have received written notice from the Collateral Agent: (i) all rights of the relevant Grantor to exercise or refrain from exercising the voting and other consensual rights with respect to Pledged Securities required to be pledged hereunder, which it would otherwise be entitled to exercise shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights, (ii) the Collateral Agent shall have the right to transfer all or any portion of such Pledged Securities to its name or the name of its nominee or agent, (iii) the Collateral Agent shall have the right at any time to exchange any certificates or instruments representing any Pledged Securities required to be pledged hereunder for certificates or instruments of smaller or larger denominations and (iv) in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, the relevant Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and the relevant Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth herein. Each Grantor hereby authorizes and instructs each Issuer of Pledged Securities required to be pledged hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the relevant Grantor, and each Grantor agrees that the Issuer shall be fully protected in so complying, and (ii) if an Event of Default shall have occurred and be continuing and any Issuer shall have received notice from the Collateral Agent, pay any dividends or other payments with respect to such Pledged Securities directly to the Collateral Agent.
4.6.    Commercial Tort Claims. If any Grantor shall at any time after the date of this Agreement acquire a Commercial Tort Claim in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $3,000,000 or more, such Grantor shall within 30 days of the date that the financial statements referred to in Section

6.01(a) and Section 6.01(b) of the Credit Agreement are required to be delivered (or a later date to which the Administrative Agent agrees), notify the Collateral Agent thereof in a writing signed by such Grantor and shall promptly thereafter grant to the Collateral Agent a security interest therein and in the proceeds thereof, all upon the terms of this Agreement.
4.7.    Intellectual Property.  (a)  Such Grantor will not, without the prior written consent of the Collateral Agent, do any act or omit to do any act whereby any material Intellectual Property may lapse, become abandoned, cancelled, dedicated to the public, forfeited, or otherwise impaired, or abandon any application or any right to file an application for a Copyright, Patent, or Trademark listed in Schedule 6, except, in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b)Such Grantor agrees that, should it hereafter (i) obtain an ownership interest in any item of Intellectual Property, (ii) obtain an exclusive license to any Copyrights, (iii) (either by itself or through any agent, employee, licensee, or designee) file any application for the registration or issuance of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any similar office or agency in any other country or in any political subdivision of any of the foregoing; or (iv) file a Statement of Use or an Amendment to Allege Use with respect to any “intent-to-use” Trademark application (the items in clauses (i), (ii) (iii) and (iv), collectively, the “After-Acquired Intellectual Property”), then the provisions of Section 2 shall automatically apply thereto and such Grantor shall comply with the terms of the Credit Agreement, including by executing IP Security Agreements as reasonably requested by the Administrative Agent or the Collateral Agent with respect to any United States After-Acquired Intellectual Property in order to record the security interest granted herein to the Collateral Agent for the benefit of the Secured Parties with the United States Patent and Trademark Office or the United States Copyright Office, as applicable.
(c)In the event that any material Intellectual Property owned by any Grantor is infringed, misappropriated, diluted or otherwise violated by another Person, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, such Grantor shall promptly take all actions (as determined in its own reasonable business judgment) to stop such infringement, misappropriation, dilution or other violation and protect its rights in such material Intellectual Property including, but not limited to, if so determined in its own reasonable business judgment, the initiation of a suit for injunctive relief and to recover damages.
4.8.    Vehicles. With respect to any Vehicle required to be pledged hereunder, upon the reasonable request of the Collateral Agent after an Event of Default has occurred and is continuing, all applications for certificates of title or ownership indicating the Collateral Agent’s first priority security interest in the Vehicle covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which the Collateral Agent shall deem advisable to perfect its security interests in such Vehicles.
4.9.    Government Receivables. If any Grantor shall at any time after the date of this Agreement acquire or become the beneficiary of Receivables required to the pledged hereunder in excess of $3,000,000 in the aggregate in respect of which the account debtor is a Governmental Authority, such Grantor shall (i) within 30 days of the date that the financial statements referred to in Section 6.01(a) and Section 6.01(b) of the Credit Agreement are

required to be delivered (or a later date to which the Administrative Agent agrees), (ii) upon the reasonable request of the Collateral Agent, shall take any necessary steps to perfect the Lien of the Collateral Agent for the benefit of the Secured Parties therein, and (iii) make such Lien enforceable against the account debtor.
4.10.    Reserved.
SECTION 5. REMEDIAL PROVISIONS
5.1.    Proceeds to be Turned Over To Collateral Agent. If an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, cash equivalents, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon request by the Collateral Agent, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.2.
5.2.    Application of Proceeds. All proceeds received by the Collateral Agent in respect of any sale of, any collection from, or other realization upon all or any part of the Collateral shall be applied by the Collateral Agent as provided in Section 8.04 of the Credit Agreement. Any proceeds not applied shall be held by the Collateral Agent as Collateral.
5.3.    Code and Other Remedies.  (a)  If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and all rights under any other applicable law or in equity. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, defense, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, presentments, protests, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party, on the internet or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent may store, repair or recondition any Collateral or otherwise prepare any Collateral for disposal in the manner and to the extent that the Collateral Agent deems appropriate. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold or to become the licensor of all or any such Collateral, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. For purposes of bidding and making settlement or payment of the purchase price for all or a portion of the Collateral sold at any such sale made in accordance with the UCC or other applicable laws, including, without limitation, the Bankruptcy Code of the United States, the Collateral Agent, as agent for and representative of the Secured Parties in accordance with the Credit Agreement, shall be entitled to credit bid and use and apply the Obligations (or any portion thereof) as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale, such amount to be apportioned ratably to the Obligations of the Secured Parties in accordance with their pro rata share of such Obligations. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of each Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. The foregoing will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall have the right to enter onto the property where any Collateral is located without any obligation to pay rent and take possession thereof with or without judicial process. The Collateral Agent shall have no obligation to marshal any of the Collateral.
(b)The Collateral Agent shall deduct from such Proceeds all reasonable costs and expenses of every kind incurred in connection with the exercise of its rights and remedies against the Collateral or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable and documented attorneys’ fees and disbursements. Any net Proceeds remaining after such deductions shall be applied in accordance with Section 5.2. If the Collateral Agent sells any of the Collateral upon credit, the relevant Grantor will be credited only with payments actually made by the purchaser and received by the Collateral Agent. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and the relevant Grantor shall be credited with proceeds of the sale. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by it or them of any rights hereunder.
5.4.    Certain Matters Relating to Receivables. The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables included in the Collateral; provided, however, that the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables included in the Collateral, when collected by any Grantor, (i) shall forthwith (and, in any event, within two (2) Business Days) be deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 5.2, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor.
For the avoidance of doubt, it is understood that the provisions of Section 5.4 shall only be operative when an Event of Default has occurred and is continuing.
5.5.    Effect of Securities Laws. Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all of the Pledged Equity Interests or Pledged Debt Securities by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Equity Interests or the Pledged Debt Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Issuer would agree to do so.
5.6.    Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable and documented fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.
SECTION 6. POWER OF ATTORNEY AND FURTHER ASSURANCES
6.1.    Collateral Agent’s Appointment as Attorney-in-Fact, Etc. %3. Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
(i)in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys with respect to any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due with respect to any other Collateral whenever payable;
(ii)pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or purchase any insurance called for by the terms of this Agreement or the other Loan Documents and pay all or any part of the premiums therefor and the costs thereof;
(iii)execute, in connection with any sale provided for in Section 5.3 or Section 5.4, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;
(iv)in the case of any Intellectual Property constituting Collateral, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s and the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby; and
(v)(1) sign and endorse any assignments, verifications, notices and other documents in connection with any of the Collateral; (2) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (3) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (4) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; and (5) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that, except as provided in Section 6.1(b), it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

(b)If any Grantor fails to perform or comply with any of its agreements in this Agreement, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreements; provided, however, that unless an Event of Default has occurred and is continuing, the Collateral Agent shall not exercise this power without first making written demand on such Grantor and such Grantor failing to promptly comply therewith.
(c)The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1 shall be payable by such Grantor to the extent that they would be payable by the Borrower pursuant to Section 11.04(a) of the Credit Agreement.
(d)Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until a Payment in Full of the Obligations.
6.2.    Authorization of Financing Statements. Each Grantor acknowledges that pursuant to Section 9-509(b) of the UCC and any other applicable law, the Collateral Agent is authorized to file or record financing or continuation statements (including financing statements and continuations covering As-Extracted Collateral to the extent not covered by a Mortgage), and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Collateral Agent under this Agreement. Each Grantor agrees that such financing statements may describe the collateral in the same manner as described in this Agreement or such other description as the Collateral Agent, in its reasonable judgment, determines is necessary or advisable, including using the collateral description “all personal property”. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.
SECTION 7. LIEN ABSOLUTE
7.1.    Security Interest Absolute. All rights of the Collateral Agent and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of, and each Grantor hereby waives, to the extent permitted by law, all rights, claims, and defenses that it might otherwise have (now or in the future) (other than related to payment and performance) with respect to, in each case: (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any renewal or extension of, or any increase in the amount of the Obligations, any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment, supplement, modification or waiver of or any consent to any departure from the Credit Agreement or any other Loan Document (other than this Agreement or, solely with respect to the Borrower, the Credit Agreement) or any Swap Contract, (c) any defense, set-off or counterclaim which may at any time be available to or be asserted by the Borrower or any other Person against any Secured Party, (d) any exchange, release or nonperfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the

Obligations or (e) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.
7.2.    Continuing Rights. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, the Collateral Agent may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against Borrower, such Grantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent to make any such demand, to pursue such other rights or remedies or to collect any payments from Borrower, such Grantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Borrower, such Grantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve such Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Secured Party against such Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
SECTION 8. THE COLLATERAL AGENT
8.1.    Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
8.2.    No Duty on the Part of Collateral Agent or Secured Parties. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession is to comply with Section 9-207 of the UCC. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction.
8.3.    Appointment Pursuant to Credit Agreement. The Collateral Agent has been appointed to act as Collateral Agent hereunder by the Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement; provided, the Collateral Agent shall exercise, or refrain from exercising, any remedies provided for herein in accordance with the terms of the Credit Agreement. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of Secured Parties in accordance with the terms of this Section. The rights, privileges, protections and immunities in the Credit Agreement for the benefit of the Collateral Agent and the other provisions of the Credit Agreement relating to the Collateral Agent are hereby incorporated herein with respect to the Collateral Agent.
8.4.    Hedge Bank; Cash Management Bank. No Hedge Bank or Cash Management Bank that obtains the benefits of this Agreement, any other Security Document or any Collateral by virtue of the provisions of the Credit Agreement or of any other Security Document, shall have any right to notice of any action or to consent to, direct or object to any action under any Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Agreement to the contrary, the Collateral Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Hedging Agreements or Cash Management Obligations unless the Collateral Agent has received written notice of such Obligations, together with such supporting documentation as the Collateral Agent may request, from the applicable Hedge Bank or Cash Management Bank, as applicable.
SECTION 9. MISCELLANEOUS
9.1.    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.01 of the Credit Agreement. After Payment in Full, the provisions of this Agreement may be waived, amended, supplemented or otherwise modified by a written instrument executed by each affected Grantor and the Collateral Agent.
9.2.    Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.02 of the Credit Agreement; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 7.
9.3.    No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced to any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
9.4.    [Reserved].
9.5.    Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement, except through a transaction permitted by the Credit Agreement, without the prior written consent of the Collateral Agent and any attempted assignment, transfer or delegation without such consent shall be null and void.
9.6.    Set-Off. Each Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time pursuant to, and to the extent set forth in, Section 11.02 of the Credit Agreement, upon any amount becoming due and payable hereunder, without notice to such Grantor, any such notice being expressly waived by such Grantor, to set-off and appropriate and apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Party hereunder and claims of every nature and description of such Secured Party against such Grantor, in any currency, arising hereunder, under the Credit Agreement or any other Loan Document, as such Secured Party may elect, whether or not such Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party exercising any right of set-off shall notify the relevant Grantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section 9.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Secured Party may have.
9.7.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
9.8.    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction with respect to any Grantor shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof with respect to such Grantor, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction with respect to such Grantor. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
9.9.    Section Headings. The Section headings and Table of Contents used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
9.10.    Integration. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Collateral Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by any Secured Party relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein.
9.11.    GOVERNING LAW. THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
9.12.    Submission to Jurisdiction; Waivers. SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO SHALL BE BROUGHT IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE (SUBJECT TO CLAUSE (E) BELOW) JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE GRANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 11.02 OF THE CREDIT AGREEMENT; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE GRANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE AGENTS, ARRANGERS, COLLATERAL AGENT AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY LOAN DOCUMENT OR AGAINST ANY COLLATERAL OR THE ENFORCEMENT OF ANY JUDGMENT, AND HEREBY SUBMITS TO THE JURISDICTION OF, AND CONSENTS TO VENUE IN, ANY SUCH COURT. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT

NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.
9.13.    Acknowledgments. Each Grantor hereby acknowledges that:
(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
(b)no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents and the provisions of Section 11.11 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.
9.14.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
9.15.    Release.
(a)Subject to the terms of the Intercreditor Agreements, upon Payment in Full of Obligations, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
(b)The Collateral shall otherwise be released from the Liens created hereby on the terms and conditions of and to the extent provided by Section 9.12 of the Credit Agreement.
(c)Until Payment in Full of the Obligations, each Grantor acknowledges that it is not authorized to file any financing statement amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Collateral Agent, subject to each Grantor’s rights under Section 9-509(d) of the UCC.
9.16.    Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.16 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.
9.17.    Amendment and Restatement. This Agreement amends and restates the Existing Security Agreement but does not extinguish or otherwise discharge or release any Liens created thereby. All Liens granted pursuant to the Existing Security Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, each of the undersigned has caused this Amended and Restated Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:

CONTURA ENERGY, INC.
CONTURA MINING HOLDING, LLC

By:	/s/ C. Andrew Eidson
Name:	C. Andrew Eidson
Title:	Executive Vice President, Chief Financial Officer and Treasurer

CONTURA ENERGY, LLC

By:	/s/ C. Andrew Eidson
Name:	C. Andrew Eidson
Title:	Manager and President

CONTURA ENERGY SERVICES, LLC

By:	/s/ C. Andrew Eidson
Name:	C. Andrew Eidson
Title:	Executive Vice President and Chief Financial Officer

ALPHA NATURAL RESOURCES HOLDINGS, INC.
ANR, INC.

By:	/s/ C. Andrew Eidson
Name:	C. Andrew Eidson
Title:	Chief Financial Officer

Signature Page to Pledge and Security Agreement - Contura

CUMBERLAND COAL RESOURCES, LP
EMERALD COAL RESOURCES, LP
By: Pennsylvania Services, LLC, its general partner

By:	/s/ C. Andrew Eidson
Name:	C. Andrew Eidson
Title:	Treasurer

CONTURA COAL RESOURCES, LLC
CONTURA PENNSYLVANIA LAND, LLC
CONTURA WYOMING LAND, LLC
EMERALD CONTURA, LLC
CONTURA PENNSYLVANIA TERMINAL, LLC
DICKENSON-RUSSELL CONTURA, LLC
PARAMONT CONTURA, LLC
POWER MOUNTAIN CONTURA, LLC
CONTURA CAPP LAND, LLC
CONTURA COAL SALES, LLC
CONTURA COAL WEST, LLC
CONTURA EUROPEAN MARKETING, LLC
CONTURA FREEPORT, LLC
CONTURA TERMINAL, LLC
CUMBERLAND CONTURA, LLC
NICHOLAS CONTURA, LLC
CONTURA EXCAVATING & GRADING, LLC
ALEX ENERGY, LLC
ALPHA AMERICAN COAL COMPANY, LLC
ALPHA AMERICAN COAL HOLDING, LLC
ALPHA APPALACHIA HOLDINGS, LLC
ALPHA APPALACHIA SERVICES, LLC
ALPHA COAL RESOURCES COMPANY, LLC
ALPHA COAL SALES CO., LLC
ALPHA COAL WEST, LLC
ALPHA EUROPEAN SALES, LLC
ALPHA INDIA, LLC
ALPHA LAND AND RESERVES, LLC
ALPHA MIDWEST HOLDING COMPANY, LLC
ALPHA NATURAL RESOURCES INTERNATIONAL, LLC
ALPHA NATURAL RESOURCES SERVICES, LLC
ALPHA NATURAL RESOURCES, LLC
ALPHA PA COAL TERMINAL, LLC
ALPHA SHIPPING AND CHARTERING, LLC

Signature Page to Pledge and Security Agreement - Contura

ALPHA SUB EIGHT, LLC
ALPHA SUB ELEVEN, INC.
ALPHA SUB NINE, LLC
ALPHA SUB ONE, LLC
ALPHA SUB TEN, INC.
ALPHA SUB TWO, LLC
ALPHA TERMINAL COMPANY, LLC
ALPHA WYOMING LAND COMPANY, LLC
AMFIRE HOLDINGS, LLC
AMFIRE MINING COMPANY, LLC
AMFIRE, LLC
ANR SECOND RECEIVABLES FUNDING, LLC
APPALACHIA COAL SALES COMPANY, LLC
APPALACHIA HOLDING COMPANY, LLC
ARACOMA COAL COMPANY, LLC
AXIOM EXCAVATING AND GRADING SERVICES, LLC
BANDMILL COAL, LLC
BANDYTOWN COAL COMPANY
BARBARA HOLDINGS INC.
BARNABUS LAND COMPANY
BELFRY COAL CORPORATION
BIG BEAR MINING COMPANY, LLC
BLACK CASTLE MINING COMPANY, LLC
BLACK KING MINE DEVELOPMENT CO.
BLACK MOUNTAIN CUMBERLAND RESOURCES, LLC
BOONE EAST DEVELOPMENT CO., LLC
BROOKS RUN SOUTH MINING, LLC
BUCHANAN ENERGY COMPANY, LLC
CASTLE GATE HOLDING COMPANY
CLEAR FORK COAL COMPANY
COAL GAS RECOVERY II, LLC
CRYSTAL FUELS COMPANY
DEHUE COAL COMPANY
DELBARTON MINING COMPANY, LLC
DELTA MINE HOLDING COMPANY
DFDSTE, LLC
DICKENSON-RUSSELL COAL COMPANY, LLC
DICKENSON-RUSSELL LAND AND RESERVES, LLC
DRIH CORPORATION
DUCHESS COAL COMPANY
EAGLE ENERGY, INC.
ELK RUN COAL COMPANY, LLC

Signature Page to Pledge and Security Agreement - Contura

ENTERPRISE MINING COMPANY, LLC
ESPERANZA COAL CO., LLC
FOUNDATION MINING, LLC
FOUNDATION PA COAL COMPANY, LLC
FOUNDATION ROYALTY COMPANY
FREEPORT MINING, LLC
FREEPORT RESOURCES COMPANY, LLC
GOALS COAL COMPANY
GRAY HAWK INSURANCE COMPANY
GREEN VALLEY COAL COMPANY, LLC
GREYEAGLE COAL COMPANY
HARLAN RECLAMATION SERVICES LLC
HERNDON PROCESSING COMPANY, LLC
HIGHLAND MINING COMPANY
HOPKINS CREEK COAL COMPANY
INDEPENDENCE COAL COMPANY, LLC
JACKS BRANCH COAL COMPANY
JAY CREEK HOLDING, LLC
KANAWHA ENERGY COMPANY, LLC
KEPLER PROCESSING COMPANY, LLC
KINGSTON MINING, INC.
KINGWOOD MINING COMPANY, LLC
KNOX CREEK COAL CORPORATION
LAXARE, INC.
LITWAR PROCESSING COMPANY, LLC
LOGAN COUNTY MINE SERVICES, INC.
LOGAN I, LLC
LOGAN III, LLC
LONG FORK COAL COMPANY, LLC
LYNN BRANCH COAL COMPANY, INC.
MAPLE MEADOW MINING COMPANY, LLC
MARFORK COAL COMPANY, LLC
MARTIN COUNTY COAL, LLC
MAXXIM REBUILD CO., LLC
MAXXIM SHARED SERVICES, LLC
MAXXUM CARBON RESOURCES, LLC
MCDOWELL-WYOMING COAL COMPANY, LLC
MILL BRANCH COAL, LLC
NEW RIDGE MINING COMPANY
NEWEAGLE INDUSTRIES, INC.
NICEWONDER CONTRACTING, INC.
NORTH FORK COAL CORPORATION
OLD ANR, LLC
OMAR MINING COMPANY, LLC

Signature Page to Pledge and Security Agreement - Contura

PARAMONT COAL COMPANY VIRGINIA, LLC
PAYNTER BRANCH MINING, INC.
PEERLESS EAGLE COAL CO., LLC
PENNSYLVANIA LAND HOLDINGS COMPANY, LLC
PENNSYLVANIA LAND RESOURCES HOLDING COMPANY, LLC
PENNSYLVANIA LAND RESOURCES, LLC
PENNSYLVANIA SERVICES, LLC
PERFORMANCE COAL COMPANY, LLC
PETER CAVE MINING COMPANY
PIGEON CREEK PROCESSING CORPORATION
PILGRIM MINING COMPANY, INC.
PIONEER FUEL CORPORATION
PLATEAU MINING, LLC
POWER MOUNTAIN COAL COMPANY, LLC
PREMIUM ENERGY, LLC
RAWL SALES & PROCESSING CO., LLC
REPUBLIC ENERGY, LLC
RESOURCE DEVELOPMENT LLC
RESOURCE LAND COMPANY LLC
RIVER PROCESSING, LLC
RIVERSIDE ENERGY COMPANY, LLC
RIVERTON COAL PRODUCTION, LLC
ROAD FORK DEVELOPMENT COMPANY, LLC
ROBINSON-PHILLIPS COAL COMPANY
ROCKSPRING DEVELOPMENT, INC.
ROSTRAVER ENERGY COMPANY
RUM CREEK COAL SALES, INC.
RUSSELL FORK COAL COMPANY
SHANNON-POCAHONTAS COAL CORPORATION
SHANNON-POCAHONTAS MINING COMPANY
SIDNEY COAL COMPANY, LLC
SPARTAN MINING COMPANY, LLC
STIRRAT COAL COMPANY, LLC
SYCAMORE FUELS, INC.
T.C.H. COAL CO.
TENNESSEE CONSOLIDATED COAL COMPANY
THUNDER MINING COMPANY II, LLC
TRACE CREEK COAL COMPANY
TWIN STAR MINING, INC.

Signature Page to Pledge and Security Agreement - Contura

WABASH MINE HOLDING COMPANY
WARRICK HOLDING COMPANY
WEST KENTUCKY ENERGY COMPANY
WHITE BUCK COAL COMPANY
WILLIAMS MOUNTAIN COAL COMPANY
WYOMAC COAL COMPANY, INC.

By:	/s/C. Andrew Eidson
Name:	C. Andrew Eidson
Title:	Treasurer

Signature Page to Pledge and Security Agreement - Contura

COLLATERAL AGENT:

CITIBANK, N.A.,
as Collateral Agent

By:	/s/ Allister Chan
Name:	Allister Chan
Title:	Vice President

Signature Page to Pledge and Security Agreement - Contura

Annex 1 to
Pledge and Security Agreement
ASSUMPTION AGREEMENT, dated as of ________________, 20__, made by ______________________________ (the “Additional Grantor”), in favor of CITIBANK, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for Secured Parties (as defined in the Pledge and Security Agreement (as defined below)). All capitalized terms not defined herein shall have the meaning ascribed to them in such Pledge and Security Agreement.
W I T N E S S E T H :
WHEREAS, Contura Energy, Inc. (the “Borrower”) and certain of its Affiliates (other than the Additional Grantor) have entered into the Amended and Restated Pledge and Security Agreement, dated as of November 9, 2018 (as amended, restated, supplemented, or otherwise modified from time to time, the “Pledge and Security Agreement”) in favor of the Collateral Agent for the ratable benefit of the Secured Parties;
WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Pledge and Security Agreement; and
WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Pledge and Security Agreement;
NOW, THEREFORE, IT IS AGREED:
1.    Pledge and Security Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 9.16 of the Pledge and Security Agreement, hereby becomes a party to the Pledge and Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A is true and correct in all material respects as of the date hereof. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Pledge and Security Agreement is true and correct in all material respects (except to the extent qualified as to materiality in which case they are true and correct in all respects) on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date, and the Secured Parties shall be entitled to rely on each of such representations and warranties as if they were fully set forth herein, provided that each reference in each such representation and warranty to any Borrower’s knowledge shall, for purposes of Section 3.1 of the Pledge and Security Agreement, be deemed to be a reference to such Additional Grantor’s knowledge.
2.    Governing Law. THIS ASSUMPTION AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS ASSUMPTION AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR

Annex 1 - 1

OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Annex 1 - 2

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR],

By:
Name:
Title:

Annex 1-A to
Assumption Agreement
Supplement to Schedule 1
Supplement to Schedule 2
Supplement to Schedule 3
Supplement to Schedule 4
Supplement to Schedule 5
Supplement to Schedule 6
Supplement to Schedule 7

Annex 1A - 1

Annex 2 to
Pledge and Security Agreement
FORM OF UNCERTIFICATED SECURITIES CONTROL AGREEMENT
This CONTROL AGREEMENT (as amended, supplemented or otherwise modified from time to time, the “Control Agreement”) dated as of ____________, 20__, is made by and among ____________, a ________ corporation (the “Grantor”), CITIBANK, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Pledge and Security Agreement referred to below), and [_______], a Delaware corporation (the “Issuer”).
WHEREAS, the Grantor has granted to the Collateral Agent for the benefit of the Secured Parties a security interest in the uncertificated securities of the Issuer owned by the Grantor from time to time (collectively, the “Pledged Securities”), and all additions thereto and substitutions and proceeds thereof (collectively, with the Pledged Securities, the “Collateral”) pursuant to a Amended and Restated Pledge and Security Agreement, dated as of November [9], 2018 (as amended, restated, supplemented, or otherwise modified from time to time, the “Pledge and Security Agreement”), among the Grantor and the other persons party thereto as grantors in favor of the Collateral Agent. All capitalized terms not defined herein shall have the meaning ascribed to them in such Pledge and Security Agreement.
WHEREAS, the following terms which are defined in Articles 8 and 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof (the “UCC”) are used herein as so defined: Adverse Claim, Control, Instruction, Proceeds and Uncertificated Security.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Notice of Security Interest. The Grantor, the Collateral Agent and the Issuer are entering into this Control Agreement to perfect and confirm the priority of the Collateral Agent’s security interest in the Collateral. The Issuer acknowledges that this Control Agreement constitutes written notification to the Issuer of the Collateral Agent’s security interest in the Collateral. The Issuer agrees to promptly make all necessary entries or notations in its books and records to reflect the Collateral Agent’s security interest in the Collateral and, upon request by the Collateral Agent if an Event of Default has occurred and is continuing, to register the Collateral Agent as the registered owner of any or all of the Pledged Securities. The Issuer acknowledges that the Collateral Agent has control over the Collateral.
SECTION 2.    Collateral. The Issuer hereby represents and warrants to, and agrees with the Grantor and the Collateral Agent that (i) the terms of any limited liability company interests or partnership interests included in the Collateral from time to time shall expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the State of [________], (ii) the Pledged Securities are uncertificated securities, (iii) the Issuer’s jurisdiction is the State of [__________] or such other state of which the Issuer has notified the Collateral Agent promptly of a change thereto and

Annex 2 - 1

(iv) Schedule 2 contains a true and complete description of the Pledged Securities as of the date hereof.
SECTION 3.    Control. If an Event of Default has occurred and is continuing, the Issuer hereby agrees, upon written direction from the Collateral Agent without further consent from the Grantor, (a) to comply with all instructions and directions of any kind originated by the Collateral Agent concerning the Collateral, to liquidate or otherwise dispose of the Collateral as and to the extent directed by the Collateral Agent and to pay over to the Collateral Agent all proceeds without any set-off or deduction, and (b) except as otherwise directed by the Collateral Agent, not to comply with the instructions or directions of any kind originated by the Grantor or any other person.
SECTION 4.    Other Agreements. In the event of any conflict between the provisions of this Control Agreement and any other agreement governing the Pledged Securities or the Collateral, the provisions of this Control Agreement shall control.
SECTION 5.    Protection of Issuer. The Issuer may rely and shall be protected in acting upon any notice, instruction or other communication that it reasonably believes to be genuine and authorized.
SECTION 6.    Termination. This Control Agreement shall terminate automatically upon receipt by the Issuer of written notice executed by the Collateral Agent that (i) the Payment in Full of the Obligations has occurred, (ii) all of the Collateral has been released or (iii) the Pledged Securities cease to be Uncertificated Securities, whichever is sooner, and the Issuer shall thereafter be relieved of all duties and obligations hereunder.
SECTION 7.    Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three (3) days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, to the Grantor’s and the Collateral Agent’s addresses as set forth in the Pledge and Security Agreement, and to the Issuer’s address as set forth below, or to such other address as any party may give to the others in writing for such purpose:
[Name of Issuer]
[Address of Issuer]
Attention:
Telephone: (     )      -
Telecopy: (     )      -
SECTION 8.    Amendments in Writing. None of the terms or provisions of this Control Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the parties hereto.
SECTION 9.    Entire Agreement. This Control Agreement and the Pledge and Security Agreement constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

Annex 2 - 2

SECTION 10.    Execution in Counterparts. This Control Agreement may be executed in any number of counterparts by one or more parties to this Control Agreement and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Control Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
SECTION 11.    Successors and Assigns. This Control Agreement shall be binding upon the successors and assigns of each of the parties hereto and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither the Grantor nor the Issuer may assign, transfer or delegate any of its rights or obligations under this Control Agreement, except through a transaction permitted by the Credit Agreement, without the prior written consent of the Collateral Agent and any such assignment, transfer or delegation without such consent shall be null and void.
SECTION 12.    Severability. Any provision of this Control Agreement which is prohibited or unenforceable in any jurisdiction with respect to the Grantor and Issuer shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof with respect to the Grantor and Issuer, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 13.    Section Headings. The Section headings used in this Control Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
SECTION 14.    Submission to Jurisdiction; Waivers. (a) The terms of Section 9.12 of the Pledge and Security Agreement with respect to submission to jurisdiction, waiver of venue and service of process are incorporated herein by reference mutatis mutandis and (b) each party hereto agrees to (i) such terms and (ii) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages; provided that this waiver shall not limit the reimbursement and indemnification obligations of the Grantors under Section 9.4(b) of the Pledge and Security Agreement.
SECTION 15.    GOVERNING LAW AND JURISDICTION. THIS CONTROL AGREEMENT HAS BEEN DELIVERED TO AND ACCEPTED BY THE COLLATERAL AGENT AND WILL BE DEEMED TO BE MADE IN THE STATE OF NEW YORK. THIS CONTROL AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 16.    WAIVER OF JURY TRIAL. The terms of Section 9.14 of the Pledge and Security Agreement are incorporated herein by reference mutatis mutandis and the parties hereto agree to such terms.

Annex 2 - 3

IN WITNESS WHEREOF, each of the undersigned has caused this Control Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

CITIBANK, N.A., as Collateral Agent

By:
Name:
Title:

[NAME OF ISSUER]

By:
Name:
Title: